Exhibit 5.1

50 South Main Street, Suite 1200 Akron, Ohio 44308 330.208.1000 | www.vorys.com Founded 1909

May 7, 2026

Board of Directors

Farmers National Banc Corp.

20 South Broad Street

Canfield, Ohio 44406

Ladies and Gentlemen:

We have acted as counsel to Farmers National Banc Corp., an Ohio corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission in order to register 1,000,000 of the Company’s common shares, without par value (the “Common Shares”), under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, for issuance and delivery pursuant to awards to be granted under the Farmers National Banc Corp. 2026 Equity Incentive Plan (the “Plan”).

In connection with rendering the opinions expressed in this letter, we have examined, to the extent deemed necessary, originals or copies, the authenticity of which has been established to our satisfaction, of: (a) the Registration Statement; (b) the Plan; (c) the articles of incorporation of the Company, as currently in effect; (d) the amended code of regulations of the Company, as currently in effect; and (e) all such corporate records of the Company, including, without limitation, resolutions adopted by the Board of Directors of the Company (and committees thereof) and by the shareholders of the Company, as we have deemed relevant as a basis for these opinions. We have also relied upon such oral or written statements and representations of the officers of the Company and examined such certificates of public officials and authorities of law as we have deemed relevant as a basis for the opinions expressed herein.

In our examination of the aforesaid records, documents and certificates, we have assumed, without independent verification or investigation, the authenticity of all records, documents and certificates examined by us, the correctness of the information contained in all records, documents and certificates examined by us, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents and certificates, the authority of all individuals entering and maintaining records, and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents or certificates. In making our examination of records, documents and certificates executed by any party other than the Company, we have assumed that such other party had the power and authority, corporate or other, to enter into and perform all of such other party’s obligations thereunder, and we have assumed the due authorization by all requisite action, corporate or other, of such other party, the valid execution and delivery by such other party of such records, documents and certificates and the validity, binding effect and enforceability thereof with respect to such other party. In addition, we have assumed that the agreements that accompany each award under the Plan will be consistent with the terms of the Plan and will not expand, modify or otherwise affect the terms of the Plan or the respective rights or obligations of the participants thereunder. Further, we have assumed the accuracy of all information provided to us by the Company, orally or in writing, during the course of our investigations.

Ohio   |   Washington, D.C.   |   Texas |   Pennsylvania   |  California

May 7, 2026

We have relied solely upon the examinations and inquiries recited herein, and, except for the examinations and inquiries recited herein, we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.

Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that the 1,000,000 Common Shares to be registered under the Securities Act for issuance and delivery pursuant to the Plan, when issued, delivered and paid for, as appropriate, in accordance with, and for the consideration, if any, prescribed in, the Plan and in any award agreements entered into by participants in the Plan with the Company as contemplated by the Plan, will be validly issued, fully paid and non-assessable, assuming compliance with applicable securities laws.

Our opinion expressed above is limited to the laws of Ohio. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion after the date of effectiveness should the laws of the State of Ohio be changed by legislative action, judicial decision or otherwise after the date hereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and to the use of our name. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours, /s/ Vorys, Sater, Seymour and Pease LLP VORYS, SATER, SEYMOUR AND PEASE LLP